Exhibit 23.1

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated September 6, 1996, (except with respect to the matters discussed in Note 8, as to which the date is October 11, 1996), included in NOXSO Corporation's Form 10-K for the year ended June 30, 1996 and to all references to our Firm included in this registration statement.


                                                      ARTHUR ANDERSEN LLP



Pittsburgh, Pennsylvania
December 23, 1996